Exhibit 10.1

SALE AND PURCHASE AGREEMENT

among

TDC A/S,

HUNGARIAN TELECOM (NETHERLANDS) COOPERATIEF U.A.

and

HUNGARIAN TELECOM FINANCE INTERNATIONAL LIMITED

Dated as of September 30, 2009

TABLE OF CONTENTS

Page

ARTICLE I PURCHASE AND SALE……………………………………………………

2

SECTION 1.1 Purchase and Sale of the TDC Shares……………………………………..

2

SECTION 1.2 Purchase and Sale of the Seller Loan………………………………………

3

SECTION 1.3 Purchase Price……………………………………………………………...

3

SECTION 1.4 Adjustment of Seller Loan Purchase Price…………………………………

3

SECTION 1.5 Closing……………………………………………………………………..

3

SECTION 1.6 Closing Deliveries by the Seller……………………………………………

4

SECTION 1.7 Closing Deliveries by the Purchasers………………………………………

4

SECTION 1.8 Second Stage Closing Deliveries by the Seller…………………………….

5

SECTION 1.9 Second Stage Closing Deliveries by the Purchasers……………………….

5

SECTION 1.10 Escrow…………………………………………………………………….

6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER………….

6

SECTION 2.1 Organization………………………………………………………………..

6

SECTION 2.2 Ownership of TDC Shares…………………………………………………

6

SECTION 2.3 Tag Along Agreement……………………………………………………..

7

SECTION 2.4 Authority…………………………………………………………………...

7

SECTION 2.5 No Conflict; Required Filings and Consents………………………………

7

SECTION 2.6 Absence of Litigation………………………………………………………

8

SECTION 2.7 Brokers……………………………………………………………………..

8

SECTION 2.8 Absence of Claims; Absence of Agreements………………………………

8

SECTION 2.9 Successor in Interest………………………………………………………..

8

SECTION 2.10 No Directed Selling Efforts……………………………………………….

9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS…

9

SECTION 3.1 Organization………………………………………………………………..

9

SECTION 3.2 Authority…………………………………………………………………...

9

SECTION 3.3 No Conflict; Required Filings and Consents………………………………

9

SECTION 3.4 Absence of Litigation………………………………………………………

10

SECTION 3.5 Offer Documents…………………………………………………………...

10

SECTION 3.6 Brokers……………………………………………………………………..

10

SECTION 3.7 Funding and Related Matters………………………………………………

10

SECTION 3.8 Ownership of Shares……………………………………………………….

12

SECTION 3.9 Vote/Approval Required…………………………………………………...

12

SECTION 3.10 No Other Information…………………………………………………….

12

SECTION 3.11 Access to Information; Disclaimer……………………………………….

12

SECTION 3.12 Regulation S………………………………………………………………

12

ARTICLE IV CONDUCT OF BUSINESS PRIOR TO THE CLOSING…………………

13

SECTION 4.1 Conduct of Business of the Company Prior to the Closing and the Second

Stage Closing………………………………………………………………………

13

SECTION 4.2 Conduct of Business of the Seller Prior to the Closing and the Second

Stage Closing………………………………………………………………………

13

i

ARTICLE V ADDITIONAL AGREEMENTS……………………………………………

14

SECTION 5.1 Seller Loan Agreement…………………………………………………….

14

SECTION 5.2 Invitel Agreement………………………………………………………….

14

SECTION 5.3 Roll-Over of Existing Indebtedness………………………………………..

15

SECTION 5.4 Election of Purchaser Directors; Resignation of Seller Directors;

Company Shareholder Approval…………………………………………………..

15

SECTION 5.5 Confidentiality……………………………………………………………..

16

SECTION 5.6 No Solicitation; Restriction on Transfer…………………………………...

17

SECTION 5.7 Further Action; Efforts…………………………………………………….

17

SECTION 5.8 Public Announcements…………………………………………………….

18

SECTION 5.9 Notices of Certain Changes………………………………………………..

18

SECTION 5.10 Information……………………………………………………………….

19

SECTION 5.11 Tag Along Notice…………………………………………………………

19

SECTION 5.12 Financing…………………………………………………………………

20

ARTICLE VI CONDITIONS TO CLOSING……………………………………………..

21

SECTION 6.1 Conditions to Obligations of Each Party…………………………………...

21

SECTION 6.2 Conditions to Obligations of the Purchasers……………………………….

21

SECTION 6.3 Conditions to Obligations of the Seller…………………………………….

22

SECTION 6.4 Conditions to Obligations of Each Party at Second Stage Closing………...

22

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER………………………

23

SECTION 7.1 Termination………………………………………………………………..

23

SECTION 7.2 Termination Prior to Second Stage Closing……………………………….

23

SECTION 7.3 Effect of Termination……………………………………………………...

24

SECTION 7.4 Resignation of Purchaser Directors………………………………………..

24

SECTION 7.5 Expenses……………………………………………………………………

24

SECTION 7.6 Amendment………………………………………………………………...

24

SECTION 7.7 Waiver……………………………………………………………………...

24

ARTICLE VIII GENERAL PROVISIONS………………………………………………..

25

SECTION 8.1 Non-Survival of Representations, Warranties, Covenants and Agreements.

25

SECTION 8.2 Notices……………………………………………………………………..

25

SECTION 8.3 Certain Definitions…………………………………………………………

26

SECTION 8.4 Severability…………………………………………………………………

30

SECTION 8.5 Entire Agreement; Assignment…………………………………………….

30

SECTION 8.6 Parties in Interest…………………………………………………………...

30

SECTION 8.7 Governing Law……………………………………………………………..

30

SECTION 8.8 Headings……………………………………………………………………

30

SECTION 8.9 Counterparts………………………………………………………………..

30

SECTION 8.10 Specific Performance……………………………………………………..

31

SECTION 8.11 Jurisdiction………………………………………………………………..

31

SECTION 8.12 Waiver of Jury Trial………………………………………………………

31

SECTION 8.13 Interpretation……………………………………………………………...

31

ii

ANNEX A

PIK Notes Tender Offer Conditions

ANNEX B

Cash-Paid Notes Tender Offer Conditions

ANNEX 1.6(b)

Seller Loan Transfer Documentation

ANNEX 2

Seller Loan Representations and Warranties

ANNEX 2.2

Beneficiaries of Put Rights

ANNEX 3.7

Roll-Over Commitments

ANNEX 5.1

Seller Loan Agreement

ANNEX 5.3

Obligations in Respect of the Roll-Over

ANNEX 6.1(b)

Certain Approvals Under Foreign Antitrust Laws

ANNEX 6.2(d)

Existing Debt Roll-Over Conditions

EXHIBIT 1.6(a)

Irrevocable Instruction to Settlement Bank

EXHIBIT 1.6(b)

Seller Loan Transfer Documentation

EXHIBIT 1.8(a)

Irrevocable Instruction to Settlement Bank

EXHIBIT 2.8

Seller Claims and Agreements

iii

SALE AND PURCHASE AGREEMENT

SALE AND PURCHASE AGREEMENT, dated as of September 30, 2009 (this “Agreement”), among TDC A/S, a public limited company organized under the laws of Denmark (the “Seller”), Hungarian Telecom (Netherlands) Cooperatief U.A., a cooperative association organized under the laws of the Netherlands (the “Equity Purchaser”) and Hungarian Telecom Finance International Limited, incorporated under the laws of the Cayman Islands as an exempted company (the “Debt Purchaser” and, together with the Equity Purchaser, the “Purchasers”).

WHEREAS, the Seller owns 10,799,782 shares, nominal value €0.01 per share (the “TDC Shares”), of Invitel Holdings A/S, a public limited company organized under the laws of Denmark (the “Company”) and the successor entity, pursuant to a merger and related transactions, to Hungarian Telephone and Cable Corp., a Delaware corporation (“HTCC”), representing approximately 64.6% of the outstanding Shares of the Company.  The Company has issued 16,725,733 shares, nominal value €0.01 per share (the “Shares”);

WHEREAS, the Seller wishes to sell or cause to be sold to the Equity Purchaser, and the Equity Purchaser wishes to purchase from the Seller, all of the TDC Shares, upon the terms and subject to the conditions set forth herein;

WHEREAS, if the Serbian Clearance (as defined herein) is not received at or prior to the Closing (as defined herein), the sale and purchase of the TDC Shares shall be effected in two stages, as set forth herein;

WHEREAS, on March 2, 2009, TDCH III ApS, a limited liability company organized under the laws of Denmark and a wholly-owned subsidiary of the Seller (the “Seller Sub”) entered into a loan agreement (the “Seller Loan Agreement”) with Magyar Telecom B.V. (“Magyar Telecom”) and the Company pursuant to which the Seller Sub, as lender, agreed to make available a €34.1 million subordinated PIK loan to Magyar Telecom, as borrower (the “Seller Loan”), on the terms and subject to the conditions of the Seller Loan Agreement;

WHEREAS, the Seller wishes to sell or cause to be sold, and the Debt Purchaser wishes to purchase, the Seller Loan together with all of the rights and benefits of the Seller Sub under the Seller Loan Agreement and to assume all of the obligations of the Seller Sub under the Seller Loan Agreement, upon the terms and subject to the conditions set forth herein;

WHEREAS, upon the terms and subject to the conditions set forth in a certain Debt Restructuring Agreement, dated as of the date hereof (the “Invitel Agreement”), among the Debt Purchaser, the Company and Magyar Telecom, (a) the Debt Purchaser intends to make a tender offer to purchase all of the outstanding €125,000,000 Floating Rate Senior PIK Notes due 2013 (the “2006 PIK Notes”) of HTCC Holdco I B.V., a limited liability company incorporated in the Netherlands and a wholly-owned subsidiary of the Company (“HTCC Sub”) (such offer to purchase, including any amendments thereto, the “PIK Notes Tender Offer”) and (b) the Company intends to cause HTCC Sub to solicit consents from the holders thereof to modify, amend or supplement the Indenture dated as of October 30, 2006 providing for the issuance of the 2006 PIK Notes, as subsequently amended and/or supplemented as of December 19, 2006, March 9, 2007 and April 27, 2007 (the “2006 PIK Notes Indenture”);

WHEREAS, upon the terms and subject to the conditions set forth in the Invitel Agreement, Magyar Telecom intends to make a tender offer to purchase a portion of the outstanding €200,000,000 Floating Rate Senior Notes due 2013 of Magyar Telecom (the “2007 Notes”) and €142,000,000 10.75% Senior Notes due 2012 of Magyar Telecom (the “2004 Notes”) (such offer to purchase, including any amendments thereto, the “Cash-Paid Notes Tender Offer”);

WHEREAS, concurrently with the Closing and in furtherance of the transactions contemplated by this Agreement, Magyar Telecom intends to repay (using proceeds of the New Shareholder Loan (as defined in the Invitel Agreement) €10,700,000 of the outstanding principal amount of the subordinated term loan governed by the Subordinated Loan Agreement, dated March 4, 2009, among Magyar Telecom, BNP Paribas, Calyon, BNP Paribas Trust Corporation UK Limited and certain guarantors (the “Subordinated Term Loan”);

WHEREAS, the closing of each of the transactions contemplated by this Agreement is inter-conditional on the closing of all of the transactions (other than the Second Stage Transfer), as provided in this Agreement and the Invitel Agreement; and

WHEREAS, certain terms used in this Agreement are defined in Section 8.3 of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Seller and the Purchasers hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

SECTION 1.1  Purchase and Sale of the TDC Shares.

(a)

Upon the terms and subject to the conditions of this Agreement, subject to Section 1.1(a), at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Equity Purchaser, all of the TDC Shares, and the Equity Purchaser shall purchase all of the TDC Shares.

(b)

If the Serbian Clearance has not been received at or prior to the Closing, then (i) at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Equity Purchaser, such number of TDC Shares (the “Closing TDC Shares”) equal to 5,399,890 Shares less the number of Tag-Along Shares (as defined herein), if any, and the Equity Purchaser shall purchase the Closing TDC Shares, and (ii) at a date after the Closing (the “Second Stage Closing”), the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Equity Purchaser or, subject to the consent of the lenders under (A) the senior facilities agreement dated 6 August 2004, as amended from time to time, between, inter alios, Invitel Zrt as borrower and BNP Paribas and Calyon as co-ordinators, and (B) the subordinated loan agreement dated 4 March 2009 between, inter alios, Magyar Telecom BV as borrower and BNP Paribas and Calyon as co-

ordinators (the “Lender Consent”), to a person nominated by the Equity Purchaser, such number of TDC Shares equal to 10,799,782 Shares less the number of Closing TDC Shares (the “Second Stage TDC Shares”), and the Equity Purchaser or such person nominated by the Equity Purchaser, as the case may be, shall purchase the Second Stage TDC Shares (the “Second Stage Transfer”), upon the terms and subject to the conditions set forth herein.

SECTION 1.2  Purchase and Sale of the Seller Loan.  Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall cause to be sold, assigned, transferred, conveyed and delivered, to the Debt Purchaser, the Seller Loan together with all of the rights and benefits of the Seller Sub under or in connection with the Seller Loan Agreement, including all of the rights to accrued interest thereunder, and the Debt Purchaser shall purchase the Seller Loan together with all rights and benefits of the Seller Sub thereunder and assume all obligations of the Seller Sub thereunder.

SECTION 1.3  Purchase Price.  The purchase price for the TDC Shares shall be the equivalent in euro denominated funds of U.S.$1.00 per Share (in the aggregate, the “Share Purchase Price”), calculated with reference to the rate at which U.S. dollars may be exchanged into euros as set forth on the Reuters World Currency Page at approximately 11.00 a.m. (London time) on the day that is two business days before the Closing Date; provided that in the event that such rate does not appear on any Reuters World Currency Page, the exchange rate shall be determined by reference to such other publicly available service for displaying exchange rates as the Seller and the Equity Purchaser may agree.  Subject to the adjustments set forth in Section 1.4, the purchase price for the transfer of all of the rights, benefits and obligations of the Seller Sub under or in connection with the Seller Loan Agreement, including all of the rights to accrued interest thereunder, shall be €34,135,000 (the “Seller Loan Purchase Price” and, together with the Share Purchase Price, the “Purchase Price”).

SECTION 1.4  Adjustment of Seller Loan Purchase Price.  In the event that the cash purchase price paid to purchase each €1,000 outstanding principal amount of the 2007 Notes is less than the cash purchase price threshold set forth in that certain letter agreement between the Seller and the Debt Purchaser dated the date hereof (such difference, the “2007 Notes Price Difference”), then the Seller Loan Purchase Price shall be adjusted upward in an amount equal to the product of (a) the number of €1,000 outstanding principal amount of the 2007 Notes accepted for purchase pursuant to the Cash-Paid Notes Tender Offer and (b) the 2007 Notes Price Difference, subject to a maximum upward adjustment equal to the lesser of (i) the accrued and unpaid interest under the Seller Loan as of the date of this Agreement and (ii) €6.4 million.

SECTION 1.5  Closing.  Subject to the terms and conditions of this Agreement, the sale and purchase of the TDC Shares (or the Closing TDC Shares if the Serbian Clearance has not been received at or prior to the Closing) and the sale and purchase of the Seller Loan and all of the rights and benefits of the Seller Sub under or in connection with the Seller Loan Agreement contemplated by this Agreement, shall take place at a closing (the “Closing”) to be held concurrently with the closing of the transactions contemplated by the Invitel Agreement at 7:00 a.m., London time, at the offices of Shearman & Sterling LLP, Broadgate West, 9 Appold Street, London, as soon as practicable, but in no event later than the third business day after the satisfaction or waiver of the conditions set forth in Article VI of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Closing but subject to the satisfaction or waiver of such conditions at the Closing).  The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.  If the

Serbian Clearance has not been received at or prior to the Closing, the sale and purchase of the Second Stage TDC Shares shall take place at the Second Stage Closing to be held at 7:00 a.m., London time, at the offices of Shearman & Sterling LLP, Broadgate West, 9 Appold Street, London, at the earliest to occur of (i) the third business day after the receipt of the Serbian Clearance and (ii) the Termination Date, subject in each case to the satisfaction or waiver at or prior to the Second Stage Closing of the condition set forth in Section 6.4; provided, that if the condition set forth in Section 6.4 remains unsatisfied on the Termination Date, the Termination Date shall be extended until the earlier to occur of (x) the third business day after the satisfaction of such condition or (y) unless this Agreement shall have been terminated in accordance with Section 7.2, the third business day after the date on which the circumstances giving rise to the failure to satisfy such condition shall have become final and nonappealable.  The date on which the Second Stage Closing actually occurs is hereinafter referred to as the “Second Stage Closing Date”.

SECTION 1.6  Closing Deliveries by the Seller.  At the Closing, the Seller shall deliver or cause to be delivered to the Purchasers:

(a)

an irrevocable instruction (substantially in the form of Exhibit 1.6(a) hereto) signed by the Seller instructing the Settlement Bank to execute the Settlement and to instruct VP Securities A/S to update the Company’s share register to reflect the Settlement;

(b)

counterparts of the Seller Loan Transfer Documentation set forth in Annex 1.6(b) hereto (substantially in the form of Exhibit 1.6(b) hereto), duly executed by the Seller Sub (where applicable);

(c)

a receipt for the Purchase Price (in the case of the Second Stage Transfer, less the Escrow Amount) promptly upon the Seller’s receipt of the Purchase Price (in the case of the Second Stage Transfer, less the Escrow Amount) in the bank account(s) with the Settlement Bank designated by the Seller in a written notice to the Purchasers at least five business days before the Closing;

(d)

a certificate of a duly authorized officer of the Seller evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(e)

a certificate of a duly authorized officer of the Seller certifying as to the matters set forth in Section 6.2(c);

(f)

resignations, effective as of Closing, of all of the Seller Directors (or, in the case of the Second Stage Transfer, of two Seller Directors);

(g)

evidence of the election at the Company Shareholder Meeting of the Purchaser Directors as alternate directors of the Company effective as of the date of the Company Shareholder Meeting; and

(h)

in the case of the Second Stage Transfer, a duly executed counterpart of the Escrow Agreement.

SECTION 1.7  Closing Deliveries by the Purchasers.  At the Closing, the Purchasers each individually for and on behalf of itself shall deliver or cause to be delivered to the Seller:

(a)

an irrevocable instruction (substantially in the form of Exhibit 1.6(a) hereto) signed by the Equity Purchaser instructing the Settlement Bank to execute the Settlement and to instruct VP Securities A/S to update the Company’s share register to reflect the Settlement;

(b)

the Share Purchase Price (in the case of the Second Stage Transfer, less the Escrow Amount) and the Seller Loan Purchase Price, each by wire transfer in immediately available funds to bank account(s) with the Settlement Bank designated by the Seller in a written notice to the Purchasers at least five business days before the Closing;

(c)

a certificate of a duly authorized officer of the Equity Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(d)

a certificate of a duly authorized officer of the Debt Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(e)

a certificate of a duly authorized officer of each of the Purchasers certifying as to itself only as to the matters set forth in Section 6.3(c);

(f)

in the case of the Second Stage Transfer, a duly executed counterpart of the Escrow Agreement;

(g)

in the case of the Second Stage Transfer, the Escrow Amount in immediately available funds to the Escrow Agent; and

(h)

counterparts of the Seller Loan Transfer Documentation, duly executed by the Debt Purchaser (where applicable).

SECTION 1.8  Second Stage Closing Deliveries by the Seller.  At the Second Stage Closing, the Seller shall deliver or cause to be delivered to the Equity Purchaser:

(a)

an irrevocable instruction (substantially in the form of Exhibit 1.8(a) hereto) signed by the Seller instructing the Settlement Bank to execute the Settlement and to instruct VP Securities A/S to update the Company’s share register to reflect the Settlement;

(b)

a receipt for the Escrow Amount promptly upon the Seller’s receipt of the Escrow Amount in the bank account with the Settlement Bank designated by the Seller in a written notice to the Escrow Agent at least five business days before the Second Stage Closing; and

(c)

resignations, effective as of the Second Stage Closing, of all of the remaining Seller Directors.

SECTION 1.9  Second Stage Closing Deliveries by the Purchasers.  At the Second Stage Closing, the Equity Purchaser shall deliver or cause to be delivered to the Seller:

(a)

an irrevocable instruction (substantially in the form of Exhibit 1.8(a) hereto) signed by the Equity Purchaser instructing the Settlement Bank to execute the

Settlement and to instruct VP Securities A/S to update the Company’s share register to reflect the Settlement; and

(b)

the Escrow Amount, by wire transfer in immediately available funds to a bank account with the Settlement Bank designated by the Seller in a written notice to the Escrow Agent at least five business days before the Second Stage Closing.

SECTION 1.10  Escrow.  In the case of the Second Stage Transfer, on or prior to the Closing Date, the Equity Purchaser shall deliver or cause to be delivered to Danske Bank A/S (or such other internationally recognized escrow agent service provider as agreed in writing between the Seller and the Equity Purchaser, the “Escrow Agent”) an amount equal to the pro rata portion of the Share Purchase Price attributable to the Second Stage TDC Shares (the “Escrow Amount”).  The Escrow Agent shall hold the Escrow Amount for the benefit of the Equity Purchaser and the Seller upon the terms and subject to the conditions of the escrow agreement to be entered into, on customary terms, by the Equity Purchaser, the Seller and the Escrow Agent on or prior to the Closing (the “Escrow Agreement”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

As an inducement to the Purchasers to enter into this Agreement, the Seller hereby represents and warrants to the Purchasers as follows and, in relation to the Seller Loan, as set out in Annex 2 hereto:

SECTION 2.1  Organization.  The Seller is a company duly organized and validly existing under the laws of Denmark and has the requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is not in violation of its articles of association, except where any such failure to have such power or authority, or any such violation of its articles of association would not, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

SECTION 2.2  Ownership of TDC Shares.  The TDC Shares are owned of record and beneficially by the Seller free and clear of any lien, charge, pledge, security interest or other similar encumbrance (each, a “Lien”).  Upon consummation of the transactions contemplated by this Agreement and registration of the TDC Shares in the name of the Equity Purchaser in the book-entry system of VP Securities A/S, the Equity Purchaser will own the TDC Shares free and clear of any Lien.  Upon consummation of the transactions contemplated by this Agreement, the TDC Shares will be fully paid and non-assessable.  There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the TDC Shares, except for those certain Agreements regarding Transfer Restrictions and Put Rights, as described below (the “Put Right Agreements”) and that certain Tag Along Agreement, dated as of April 27, 2007, among the Seller and the companies listed on Schedule 1 thereto (the “Tag Along Agreement”).  To the Seller’s knowledge, (i) the Put Rights Agreements have been entered into by or on behalf of the persons listed on Annex 2.2 hereto and (ii) each Put Right Agreement is dated as of April 27, 2007; provided that, to the Seller’s knowledge, the Put Right Agreements with each of Vision 10 Limited and Rob Investments Limited have been amended as of December 20, 2008.

SECTION 2.3  Tag Along Agreement.  As of the date of this Agreement, neither the Seller nor any of its affiliates has received any addendum to the Tag Along Agreement from any person and, to the knowledge of the Seller, no other person is a party to the Tag Along Agreement or has executed an addendum to, or agreed to be bound by the terms of, the Tag Along Agreement, other than the companies listed on Schedule 1 to the Tag Along Agreement.

SECTION 2.4  Authority.  The Seller has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Board of Directors of the Seller, and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement, to perform its obligations hereunder, or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery hereof by the Purchasers, constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 2.5  No Conflict; Required Filings and Consents.

(a)

The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby by the Seller do not and will not (i) conflict with or violate the articles of association of the Seller, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of Section 2.5(b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any statute, treaty, directive, law, rule or regulation of any Governmental Entity, stock exchange or industry self-regulatory organization (“Law”) or any order, writ, judgment, injunction, decree, stipulation or award by, of or subject to, any Governmental Entity (“Order”) applicable to the Seller or by which it or any of its properties or assets is bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to the creation of any Lien on the TDC Shares or any of the properties or assets of the Seller under, or any right of termination, cancellation, amendment or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation (each, a “Contract”) to which the Seller is a party or by which the Seller or any of its properties or assets is bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence which would not, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

(b)

The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby by the Seller do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any United States (“U.S.”) or non-U.S. federal, state or local governmental or regulatory (including stock exchange) authority, agency, court, commission, or other governmental body (each, a “Governmental Entity”), except for (i) the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”) and the rules and regulations promulgated thereunder, and state securities, takeover and “blue sky” laws, (ii) the applicable requirements of NASDAQ OMX Copenhagen, VP Securities A/S and the NYSE AMEX Equities Exchange (formerly the American Stock Exchange), (iii) the applicable requirements of antitrust or other competition laws of jurisdictions other than the U.S. or investment laws relating to foreign ownership (“Foreign Antitrust Laws”), (iv) the applicable requirements of, and filings with, those Governmental Entities regulating telecommunications businesses or the use of radio spectrum or regulating or limiting investment therein (collectively, the “Regulatory Requirements”) and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

SECTION 2.6  Absence of Litigation.  As of the date of this Agreement, there are no suits, claims, actions, proceedings, investigations, arbitrations or mediations (“Actions”) pending or, to the knowledge of the Seller, threatened against the Seller or any of its subsidiaries, other than any such Action that would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.  Neither the Seller nor any of its subsidiaries nor any of their respective properties or assets is or are subject to any Order that would prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

SECTION 2.7  Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Seller, save for any such fees or commissions which are not borne by the Company or any of its subsidiaries.

SECTION 2.8  Absence of Claims; Absence of Agreements.  Except as otherwise disclosed on Exhibit 2.8 hereto and other than in connection with standard interconnect and telecommunications services agreements, neither the Seller nor any of its affiliates has any claim, right or action against the Company or any of its subsidiaries or in any way arising out of or related to the business of the Company and its subsidiaries and there are no contracts, agreements or arrangements between the Seller or any affiliate of the Seller (other than the Company or any subsidiary of the Company), on the one hand, and the Company or any subsidiary of the Company, on the other hand.

SECTION 2.9  Successor in Interest.  To the knowledge of the Seller, the Company is the “successor” to HTCC within the meaning of such term in each of (a) the Indenture dated as of August 6, 2004 providing for the issuance of the 2004 Notes by Magyar Telecom, as subsequently amended and/or supplemented as of May 23, 2006, September 29, 2006, March 9, 2007, April 27, 2007, March 5, 2008, March 14, 2008, February 2, 2009 and March 26, 2009; (b) the 2006 PIK Notes Indenture; and (c) the Indenture dated as of April 27, 2007 providing for the issuance of the 2007 Notes by HTCC Holdco II B.V., as subsequently amended and/or supplemented as of April 27, 2007, July 26, 2007, March 5, 2008, March 14, 2008, February 2, 2009 and March 26, 2009.  The Seller has not received and, to the knowledge of the Seller, neither the Company nor any of its subsidiaries has received, any notice from any person that claims or alleges that the Company is not the “successor” to HTCC.

SECTION 2.10  No Directed Selling Efforts.  Neither the Seller nor any of its affiliates nor any person acting on its or their behalf has engaged in any directed selling efforts (as defined under Regulation S).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

The Purchasers individually each as to itself only and not on behalf of each other, hereby represent and warrant to the Seller that:

SECTION 3.1  Organization.  Each of the Purchasers is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is not in violation of its governing or organizational documents, except where any such failure to have such power or authority, or any such violation of its organizational or governing documents would not, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.  One or more affiliates of Mid Europa Partners Limited (“MEP”) together beneficially own all of the outstanding capital stock of each of the Purchasers free and clear of all Liens.

SECTION 3.2  Authority.  Each of the Purchasers has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by the Purchasers and the consummation by the Purchasers of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Boards of Directors of the Purchasers, and no other corporate proceedings on the part of the Purchasers are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Purchasers and, assuming the due authorization, execution and delivery hereof by the Seller, constitutes a legal, valid and binding obligation of the Purchasers enforceable against the Purchasers in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 3.3  No Conflict; Required Filings and Consents.

(a)

The execution, delivery and performance of this Agreement by the Purchasers and the consummation of the transactions contemplated hereby by the Purchasers do not and will not (i) conflict with or violate the certificate of incorporation or bylaws (or similar organizational documents) of the Purchasers, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of Section 3.3(b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law or Order applicable to the Purchasers or by which they or any of their respective properties or assets are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to the creation of any Lien on any of the properties or assets of the Purchasers under, or any right of termination, cancellation, amendment or acceleration of, any Contracts to which the Purchasers is a party or by which the Purchasers or any of their respective properties or assets are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence which would not, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

(b)

The execution, delivery and performance of this Agreement by the Purchasers and the consummation of the transactions contemplated hereby by the Purchasers do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, and state securities, takeover and “blue sky” laws, (ii) the applicable requirements of the NYSE AMEX Equities Exchange (formerly the American Stock Exchange), (iii) the applicable requirements of Foreign Antitrust Laws, (iv) the Regulatory Requirements and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

SECTION 3.4  Absence of Litigation.  As of the date of this Agreement, there are no Actions pending or, to the knowledge of the Purchasers, threatened against the Purchasers or any of their respective subsidiaries, other than any such Action that would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.  Neither the Purchasers nor any of their respective subsidiaries nor any of their respective properties or assets are subject to any Order that would prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

SECTION 3.5  Offer Documents.  The PIK Notes Tender Offer Documents (as defined in the Invitel Agreement) and the information supplied or to be supplied by each Purchaser for inclusion or incorporation by reference in the Cash-Paid Notes Tender Offer Documents (as defined in the Invitel Agreement) will not, at the date it is first published, sent or given to the holders of the 2007 Notes, the 2004 Notes or the 2006 PIK Notes, as the case may be, and during the pendency of the PIK Notes Tender Offer and the Cash-Paid Notes Tender Offer, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.6  Brokers.  No broker, finder or investment banker (other than Credit Suisse Securities (Europe) Limited and Lazard Frères, whose fees shall be paid by or on behalf of the Purchasers) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Purchasers.

SECTION 3.7  Funding and Related Matters.

(a)

The Purchasers have delivered to the Seller true and complete copies of (i) the equity commitment letter, dated as of September 30, 2009, among Mid Europa Fund III (the “Fund”), Hungarian Telecom LP, a limited partnership organized under the laws of Guernsey, Channel Islands (“Hungarian Telecom”), the Purchasers, the Seller and the Company (the “Equity Financing Commitment”) pursuant to which, and subject to the terms and conditions of which, the Fund has committed to invest or cause an investment to be made in the Purchasers in the amount set forth therein (the “Equity Financing”) for the purpose of (x) funding the transactions contemplated by this Agreement, including the payment to the Seller on the Closing Date of the Purchase Price (in the case of the Second Stage Transfer, less the Escrow Amount which shall be delivered to the Escrow Agent on the Closing Date), and (y) funding the transactions contemplated by the Invitel Agreement, including (A) the purchase of all of the 2006 PIK Notes validly tendered and not withdrawn pursuant to, and subject to the terms and conditions of, the PIK Notes Tender Offer, in accordance with Section 1.1 of the Invitel Agreement and the PIK Notes Tender Offer Documents and (B) the increase, by an amount of up to €91,452,796, in the principal amount made available by the Debt Purchaser to Magyar Telecom under the New Shareholder Loan Agreement (as defined in the Invitel Agreement), in order to allow Magyar Telecom to fund (1) the purchase of a portion of the Cash-Paid Notes, subject to the terms and conditions of the Cash-Paid Notes Tender Offer, in accordance with Section 1.2 of the Invitel Agreement and the Cash-Paid Notes Tender Offer Documents and (2) the partial repayment, in an amount of €10,700,000, of the outstanding principal amount of the Subordinated Term Loan, in accordance with Section 1.3 of the Invitel Agreement and (ii) the documents set forth in Annex 3.7 hereto (the “Roll-Over Commitments” and, together with the Equity Financing Commitment, the “Financing Commitments”) in connection with the roll-over of indebtedness of Magyar Telecom under the Subordinated Loan Agreement and Invitel Zrt under the Senior Facilities Agreement (each as defined in the Voting Agreement) as contemplated by Section 5.3 (the “Roll-Over” and, together with the Equity Financing, the “Financing”).  The Financing Commitments have not been amended or modified prior to the date of this Agreement, and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect prior to the date of this Agreement.  The Equity Financing Commitment is in full force and effect and constitutes the legal, valid and binding obligations of each of the parties thereto.  As of the date of this Agreement, the Roll-Over Commitments are in full force and effect and constitute the legal, valid and binding obligations of Hungarian Telecom and, to the knowledge of the Purchasers, the other parties thereto.  There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing, other than as expressly set forth in the Equity Financing Commitment.  There are no conditions precedent or other contingencies related to the Roll-Over, other than as expressly set forth in the Roll-Over Commitments.  The aggregate proceeds to be disbursed pursuant to the agreements contemplated by the Equity Financing Commitment and the New Shareholder Loan Agreement, in conjunction with the arrangements in respect of the Roll-Over, will be sufficient for the Purchasers to pay the Purchase Price and any fees and expenses to be borne by the Purchasers in accordance with this Agreement, and to fund the transactions contemplated by, and all fees and expenses related to, the Invitel Agreement, less €2,200,000 and any fees and expenses of White & Case LLP in relation to the Proposed Transaction (as defined in the Voting Agreement).  As of the date of this Agreement, (i) no event has occurred which would result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) in each case, on the part of the Fund, Hungarian Telecom or the Purchasers under the Equity Financing Commitment or Hungarian Telecom or, to the knowledge of the Purchasers, the other parties to the Roll-Over Commitments, and (ii) subject to the satisfaction of the conditions set forth in Section 6.1 and Section 6.2 hereof and Section 6.1 and Section 6.2 of the Invitel Agreement, the conditions to the Equity Financing will be satisfied and the Equity Financing will be available to the Purchasers on the Closing Date and (iii) subject to satisfaction by the Underwriters (as defined in the Commitment Agreement) that the Existing Debt Roll-Over Conditions will be satisfied, the Roll-Over in accordance with the terms of the Commitment Agreement will occur.  For purposes of the foregoing, it is acknowledged and agreed that the Debt Purchaser makes no representation or warranty as to the Equity Purchaser or the funding of the Equity Finance Commitment for the Share Purchase Price or matters pertaining thereto.

(b)

The Purchasers have delivered to the Seller (i) the Invitel Agreement, (ii) the agreed form tender offer statement with respect to the PIK Notes Tender Offer (attached to the Invitel Agreement as Annex C) and (iii) the agreed form tender offer statement with respect to the Cash-Paid Notes Tender Offer (attached to the Invitel Agreement as Annex E).

(c)

The Proposed Transaction (as defined in the voting agreement, dated as of the date hereof, among, inter alios, Hungarian Telecom, and certain of the Lenders and the Subordinated Lenders (each as defined therein) (the “Voting Agreement”)) are the transactions contemplated by this Agreement and the Invitel Agreement.

SECTION 3.8  Ownership of Shares.  As of the date of this Agreement, neither of the Purchasers nor any of their respective affiliates owns (directly or indirectly, beneficially or of record) any Shares and neither of the Purchasers nor any of their respective affiliates holds any rights to acquire or vote any Shares except pursuant to or as contemplated in this Agreement.

SECTION 3.9  Vote/Approval Required.  No vote or consent of the holders of any class or series of capital stock of either of the Purchasers is necessary to approve this Agreement or the transactions contemplated hereby.

SECTION 3.10  No Other Information.  Each of the Purchasers acknowledges that the Seller makes no representations or warranties as to any matter whatsoever except as expressly set forth in Article II.  The representations and warranties set forth in Article II are made solely by the Seller, and no director, executive officer, employee, agent or representative of the Seller shall have any responsibility or liability related thereto.

SECTION 3.11  Access to Information; Disclaimer.  Each of the Purchasers acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its subsidiaries and (ii) the dataroom maintained by the Company for purposes of the transactions contemplated by this Agreement and certain vendor due diligence reports with respect to the Company and its subsidiaries, and their businesses, operations, assets, financial condition and results of operation, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Seller and the Company and (d) has conducted its own independent investigation of the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any person on behalf of the Seller, other than the representations and warranties of the Seller expressly contained in Article II of this Agreement, and that all other representations and warranties are specifically disclaimed.

SECTION 3.12  Regulation S.

(a)

The Equity Purchaser is not resident in the United States and the Equity Purchaser is not acting for the account or benefit of a U.S. person (as defined under Regulation S).  The TDC Shares purchased by the Equity Purchaser pursuant to this

Agreement have not been and shall not be registered under the Securities Act but will instead be transferred in reliance on Regulation S.  The TDC Shares transferred to the Equity Purchaser pursuant to this Agreement may not be offered or sold prior to the expiration of 40 days after the Closing Date or the Second Stage Closing Date, as applicable, except (a) in an offshore transaction meeting the requirements of Regulation S to a person other than a U.S. person (as defined in Regulation S), (b) pursuant to an effective registration statement under the Securities Act, or (c) pursuant to an exemption from registration under the Securities Act (if available).

(b)

The Purchasers hereby represent and warrant that the Equity Purchaser is acquiring the TDC Shares for investment purposes only, with no intent to distribute such securities.

ARTICLE IV

CONDUCT OF BUSINESS PRIOR TO THE CLOSING

SECTION 4.1  Conduct of Business of the Company Prior to the Closing and the Second Stage Closing.  The Seller covenants and agrees that, during the period from the date hereof until the Closing (in the case of the Second Stage Transfer, until the Second Stage Closing), except as contemplated by this Agreement or the Invitel Agreement, or as required by Law, or unless the Purchasers shall otherwise consent in writing, the Seller shall not vote its Shares in approval of any action to be taken by the Company that would breach any of the Company’s covenants and agreements set forth in the Invitel Agreement (in the case of the Second Stage Transfer, read as if such covenants survive the Closing Date until the Second Stage Closing Date).  If (i) the Company is determined by a court of competent jurisdiction to have breached any of its covenants and agreements set forth in Sections 4.1(viii), 4.1(xiii) or 4.1(xv) of the Invitel Agreement and (ii) the Company does not have liability for such breach pursuant to Section 8.1(c)(iv)(A) of the Invitel Agreement, then the Seller shall indemnify the Debt Purchaser for the reasonably evidenced damages suffered by the Debt Purchaser or its affiliates in connection with such breach by the Company; provided that the maximum aggregate liability of the Seller pursuant to this sentence shall be €3,000,000.  The indemnity in the immediately preceding sentence is without prejudice to any rights or remedies that may be available to the Purchasers pursuant to this Agreement.

SECTION 4.2  Conduct of Business of the Seller Prior to the Closing and the Second Stage Closing.  The Seller agrees that, between the date of this Agreement and the Closing (in the case of the Second Stage Transfer, until the Second Stage Closing), it shall not, directly or indirectly, take any action (a) to cause its representations and warranties set forth in Article II (in the case of the Second Stage Transfer, its representations and warranties set forth in Sections 2.1, 2.2 (only with respect to the Second Stage Closing Shares), 2.4, 2.5(a) and 2.10) to be untrue in any material respect; or (b) that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.1  Seller Loan Agreement.  The obligations of the Seller and the Debt Purchaser in respect of the Seller Loan Agreement are set forth in Annex 5.1 hereto.

SECTION 5.2  Invitel Agreement.

(a)

The Debt Purchaser shall perform its obligations under the Invitel Agreement and any documents referred to therein to which it is a party or entered into by it pursuant thereto, including the PIK Notes Tender Offer Documents and the Cash-Paid Notes Tender Offer Documents, as defined in the Invitel Agreement (together, the “Invitel Documents”).  Except as expressly provided in this Agreement, the Debt Purchaser shall not agree to any amendments or supplements to the terms and conditions of the Invitel Documents without the prior written consent of the Seller.  In the event the Debt Purchaser waives any condition to its obligations pursuant to the Invitel Agreement, such condition shall also be deemed waived for purposes of this Agreement.

(b)

The PIK Notes Tender Offer shall be commenced as promptly as reasonably practicable, but in no event later than five business days, after the date of this Agreement, pursuant to the PIK Notes Tender Offer Documents in the form previously provided to the Seller.  The obligation of the Debt Purchaser to accept for payment the 2006 PIK Notes tendered pursuant to the PIK Notes Tender Offer shall be subject to (i) the condition that at least 50% of the outstanding principal amount of the 2006 PIK Notes shall have been validly tendered and not withdrawn prior to the expiration date of the PIK Notes Tender Offer and (ii) the satisfaction of each of the other conditions set forth in Annex A hereto (the conditions under (i) and (ii) collectively, the “PIK Notes Tender Offer Conditions”).  The Debt Purchaser expressly reserves the right, in its sole discretion, to waive any such condition or to amend or extend the PIK Notes Tender Offer, and to increase the price payable in the PIK Notes Tender Offer; provided, however, that, without the prior written consent of the Seller, the Debt Purchaser shall not (w) decrease the price or change the form of consideration payable in the PIK Notes Tender Offer, (x) decrease the number of 2006 PIK Notes sought to be purchased in the PIK Notes Tender Offer, (y) impose conditions to the PIK Notes Tender Offer in addition to those set forth in Annex A hereto, or (z) amend any other term of the PIK Notes Tender Offer in any manner adverse in any material respect to the holders of the 2006 PIK Notes.

(c)

Notwithstanding the foregoing, the Debt Purchaser may, without the consent of the Seller, (i) extend the PIK Notes Tender Offer for one or more periods of not more than 10 business days each beyond the scheduled expiration date, which initially shall be 20 business days following the commencement of the PIK Notes Tender Offer, unless, at any scheduled expiration of the PIK Notes Tender Offer, the PIK Notes Tender Offer Conditions shall have been satisfied or waived, or (ii) extend the PIK Notes Tender Offer for any period required by any rule, regulation or interpretation of the SEC, or the staff thereof, applicable to the PIK Notes Tender Offer.  In addition, the Debt Purchaser shall extend the PIK Notes Tender Offer for one or more periods of not more than 10 business days each if, at any scheduled expiration thereof, any of the PIK Notes Tender Offer Conditions are not satisfied or waived.  The Debt Purchaser shall not (x) terminate the PIK Notes Tender Offer (except in the event this Agreement and the Invitel Agreement are terminated in accordance with their respective terms), or (y) make any announcement of its intention to take any action prohibited by this Section 5.2(c), including any announcement of its intention to take any such action subject to receiving consent from the Seller to do so, except, in each case referred to in clauses (x) and (y), with the prior written consent of the Seller or if the Debt Purchaser waives the conditions set forth in Section 6.2(d) and Section 6.2(f) of the Invitel Agreement and, to the extent necessary to permit Closing to occur in the absence of satisfaction of such conditions, Section 6.2(g) of the Invitel Agreement and Section 6.2(d) of this Agreement.  Upon the then-scheduled expiration of the PIK Notes Tender Offer, if the PIK Notes Tender Offer Conditions shall have been satisfied or waived, then the Debt Purchaser shall not extend the PIK Notes Tender Offer and shall accept for purchase and pay for all 2006 PIK Notes validly tendered and not withdrawn pursuant to the PIK Notes Tender Offer.

(d)

The Debt Purchaser shall direct the Company to extend the Cash-Paid Notes Tender Offer for one or more periods of not more than 10 business days each if, at any scheduled expiration thereof, any of the conditions to consummation of the Cash-Paid Notes Tender Offer set forth in Annex B hereto are not satisfied or waived.  The Debt Purchaser shall not, without the prior written consent of the Seller, (i) seek to impose conditions to the Cash-Paid Notes Tender Offer in addition to those set forth in Annex B hereto, (ii) seek to extend the Cash-Paid Notes Tender Offer if, at any scheduled expiration thereof, the conditions to such offer shall have been satisfied or waived, (iii) terminate or permit a termination of the Cash-Paid Notes Tender Offer (except in the event this Agreement and the Invitel Agreement are terminated in accordance with their respective terms), (iv) amend any other term of the Cash-Paid Notes Tender Offer in any manner adverse in any material respect to the holders of the 2007 Notes or the 2004 Notes, or (v) make any announcement of its intention to take any action prohibited by this Section 5.2(d), including any announcement of its intention to take any such action subject to receiving consent from the Seller to do so, except if the Debt Purchaser simultaneously waives the closing condition set forth in Section 6.2(e) of the Invitel Agreement and, to the extent necessary to permit Closing to occur in the absence of satisfaction of such condition, Section 6.2(g) of the Invitel Agreement and Section 6.2(d) of this Agreement.  The total aggregate funds that the Debt Purchaser shall make available to Magyar Telecom at or prior to Closing for the purpose of consummating the Cash-Paid Notes Tender Offer shall be sufficient to pay the aggregate purchase price (excluding accrued interest) for validly tendered Cash-Paid Notes on the Payment Date (as defined in the Cash-Paid Notes Tender Offer Documents), subject to the terms and conditions of the Cash-Paid Notes Tender Offer.

(e)

The parties to this Agreement agree that, between such parties, the provisions of this Agreement shall take precedence over the provisions of the PIK Notes Tender Offer Documents and the Cash-Paid Notes Tender Offer Documents and, therefore, notwithstanding any provision of the PIK Notes Tender Offer Documents or the Cash-Paid Notes Tender Offer Documents that gives discretion to a party or permits a party to take or not to take any action, the provisions of this Agreement shall prevail and such party shall comply in all respects with the provisions of this Agreement.

SECTION 5.3  Roll-Over of Existing Indebtedness.  The obligations of the Seller and the Purchasers in respect of the Roll-Over are set forth in Annex 5.3 hereto.

SECTION 5.4  Election of Purchaser Directors; Resignation of Seller Directors; Company Shareholder Approval.

(a)

The Seller shall, at a meeting of the shareholders of the Company convened at a date after the date of this Agreement and prior to the Closing Date (the

“Company Shareholder Meeting”) (or at any adjourned or postponed meeting thereof), (i) appear at such meeting or otherwise cause the TDC Shares to be counted as present thereat and (ii) vote (or cause to be voted) in person or by proxy all TDC Shares in favor of the approval of (A) the transactions contemplated by the Invitel Agreement and (B) the election of Michael Krammer, Thierry Baudon, Craig Butcher and Nikolaus Bethlen (the “Purchaser Directors”) to the Board of Directors as alternate directors of the Seller Directors, effective as of the date of the Company Shareholder Meeting.  Upon resignation of a Seller Director, a Purchaser Director will, by operation of law, replace the resigning Seller Director as a director of the Company.

(b)

In the event there is no Second Stage Transfer, at the Closing, the Seller shall deliver to the Purchasers evidence reasonably satisfactory to the Purchasers of the resignation of Robert Dogonowski, Morten Bull Nielsen, Carsten Dyrup Revsbech and Henrik Scheinemann (the “Seller Directors”) as directors of the Company, effective as of the Closing.  In the case of the Second Stage Transfer, at the Closing, the Seller shall deliver to the Purchasers evidence reasonably satisfactory to the Purchasers of the resignation of two of the Seller Directors as directors of the Company, effective as of the Closing, and at the Second Stage Closing, the Seller shall deliver to the Equity Purchaser evidence reasonably satisfactory to the Equity Purchaser of the resignation of the remaining two Seller Directors as directors of the Company, effective as of the Second Stage Closing.  The parties hereto intend that, immediately following the Closing, Henrik Scheinemann shall resign as the Chairman of the Board of Directors and a new Chairman of the Board of Directors shall be elected from among the independent directors of the Company.

SECTION 5.5  Confidentiality.

(a)

The Purchasers each as to itself and not on behalf of the other will hold and treat and will cause their respective officers, employees, auditors, financing sources and other authorized representatives to hold and treat in confidence all documents and information concerning the Seller and the Company and their respective subsidiaries furnished to the Purchasers in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated July 27, 2009, between the Company, the Seller and MEP (the “Confidentiality Agreement”) which Confidentiality Agreement shall, subject to Section 5.5(b) below, remain in full force and effect in accordance with its terms.

(b)

Notwithstanding anything in the Confidentiality Agreement to the contrary, the Seller and the Purchasers agree that none of the transactions contemplated by this Agreement or the Invitel Agreement shall constitute a breach of the restrictions set forth in Section 7 of the Confidentiality Agreement.

(c)

As of the Closing, the restrictions set forth in Section 7 of the Confidentiality Agreement shall terminate, cease and no longer apply to MEP, its affiliates and associates (as such terms are defined in Rule 12b-2 of the Exchange Act), and the Seller hereby waives, effective as of the Closing, any and all of its rights under Section 7 of the Confidentiality Agreement and hereby releases MEP, its affiliates and associates, effective as of the Closing, from their obligations under such Section.

SECTION 5.6  No Solicitation; Restriction on Transfer.

(a)

The Seller agrees that between the date of this Agreement and the earlier of (i) the Closing (in the case of the Second Stage Transfer, the Second Stage Closing) and (ii) the termination of this Agreement, neither it nor any of its affiliates, officers, directors, representatives or agents will (A) solicit, initiate, consider, encourage or accept any other proposals or offers from any person (1) relating to any acquisition or purchase of all or any portion of the capital stock or securities of the Company or any of its subsidiaries or the assets or properties of the Company or any of its subsidiaries or the Seller Loan (2) to enter into any merger, consolidation, business combination, recapitalization, reorganization or other extraordinary business transaction involving or otherwise relating to the Company or any of its subsidiaries or (B) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, assist or participate in, or facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing, subject to any overriding fiduciary duties of officers or directors of the Seller acting as directors of the Company.  The Seller shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing.  The Seller shall notify the Purchasers promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made.  The Seller agrees not to, without the prior written consent of the Purchasers, release any person from, or waive any provision of, any confidentiality or standstill agreement to which the Seller is a party.

(b)

The Seller agrees that between the date of this Agreement and the earlier of (i) the Closing (in the case of the Second Stage Transfer, the Second Stage Closing) and (ii) the termination of this Agreement, and except as contemplated hereby, not to (directly or indirectly), (A) sell, transfer, pledge, tender, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any of the TDC Shares or (B) grant any proxies or powers of attorney, deposit any TDC Shares into a voting trust or enter into a voting agreement with respect to any TDC Shares that is inconsistent with its obligations under this Agreement.

SECTION 5.7  Further Action; Efforts.

(a)

Subject to the terms and conditions of this Agreement, each of the parties hereto shall use reasonable best efforts to obtain promptly all necessary authorizations, consents, orders and approvals of all federal, state and local and foreign regulatory bodies and officials for its execution and delivery of, and the performance by it of its obligations pursuant to, this Agreement.  The parties shall cooperate with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals, it being understood that none of the parties hereto is required to pay any fees or other payments to any such regulatory bodies or officials in order to obtain any such authorization, consent, order or approval.  Notwithstanding the provision of the preceding sentence, the Purchasers shall pay all filing fees associated with any filings under applicable Foreign Antitrust Law or Regulatory Requirements.

(b)

Each of the parties hereto shall, in connection with the efforts referenced in Section 5.7(a) to obtain all necessary approvals and authorizations for the transactions contemplated by this Agreement under any Foreign Antitrust Laws or

Regulatory Requirements, use its reasonable best efforts to:  (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other parties reasonably informed of any communication received by such party from, or given by such party to, any Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other parties to review any communication given by it to, and consult with each other in advance of any meeting or conference with any Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the relevant Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

(c)

The Purchasers further agree to take any and all steps necessary to avoid or eliminate each and every impediment under the applicable merger control rules in Serbia that may be asserted by the Serbian competition authorities so as to enable the parties to close the transactions contemplated hereby before the Termination Date, including without limitation, offering, accepting and agreeing to any conditions, obligations, undertakings, commitments and/or modifications.

(d)

In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging any transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of the parties hereto shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(e)

Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.7 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(b) so long as such party has, prior to such termination, complied in all material respects with its obligations under this Section 5.7.

SECTION 5.8  Public Announcements.  Each of the parties hereto agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company, the Seller and the Purchasers (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any applicable securities exchange or regulatory or governmental body to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.

SECTION 5.9  Notices of Certain Changes.  The Seller shall give prompt written notice to the Purchasers, and the Purchasers shall give prompt written notice to the Seller, upon obtaining knowledge of (i) any notice or other communication received by such party or parties from any Governmental Entity in connection with this Agreement or the transactions contemplated hereby, or from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated hereby if the subject matter of such communication could reasonably be expected to be material to the Company, the Seller or the Purchasers, (ii) any Actions commenced or, to such party’s or parties’ knowledge, threatened against, relating to or involving or otherwise affecting such party or parties or any of its or their subsidiaries which relate to this Agreement or the transactions contemplated hereby, and (iii) the discovery of any fact, event or circumstance that (A) would cause or constitute, or would reasonably be expected to cause or constitute, a breach in any material respect of any of such person’s representations, warranties, covenants or agreements contained herein, (B) would cause, or would reasonably be expected to cause, the failure of any condition precedent to the Purchasers’ or the Seller’s obligations under this Agreement or (C) would reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated hereby; provided, however, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided pursuant to this Section 5.9 and that (x) the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the Purchasers or the Seller, as applicable, or prevent or cure any misrepresentations, breach of warranty or breach of covenant or the conditions to the obligations of the parties under this Agreement, nor affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties and (y) disclosure by the Company, the Seller or the Purchasers shall not constitute an exception to any representation or warranty.  This Section 5.9 shall not constitute a covenant or agreement for purposes of Section 6.2(b) or Section 6.3(b).

SECTION 5.10  Information.  The Purchasers acknowledge that the Seller may need access from time to time after the Closing Date to certain accounting, tax and other records and information held by the Company and its subsidiaries to the extent such records and information pertain to events occurring prior to the Second Stage Closing Date for the purpose of (i) filing its tax returns or dealing with the relevant taxation authority in respect of such returns, and (ii) complying with applicable laws or regulations (including in relation to accounting and financial reporting), and, accordingly, each of the Purchasers agrees that it shall, for a period of seven years after the Closing, upon being given reasonable notice by the Seller, cause the Company to properly retain and maintain such records and allow the Seller and its officers, employees, agents, auditors and representatives, to inspect, review and make copies of such records and information for and to the extent reasonably necessary for that purpose and be given reasonable access to any employee, officer, adviser or premises of the Company and its subsidiaries (and within five business days of a request for such reasonable access) during normal working hours and at the expense of the Seller.

SECTION 5.11  Tag Along Notice.  Unless all parties to the Tag Along Agreement have agreed to waive their rights under the Tag Along Agreement, at least 20 days prior to the Closing, the Seller shall give a Tag Along Notice (as defined in the Tag Along Agreement) with respect to the sale and purchase of the TDC Shares contemplated by this Agreement to the Company and the Remaining Shareholders (as defined in the Tag Along Agreement) and shall notify the Equity Purchaser, immediately upon expiry of the Response Period (as defined in the Tag Along Agreement), of the number of Shares (if any) that the Remaining Shareholders desire to transfer as part of the sale and purchase of the TDC Shares contemplated by this Agreement; provided, that, the purchase price payable to the Remaining Shareholders in connection with the exercise of their rights under the Tag Along Agreement shall be borne by the Equity Purchaser.  The Seller shall allow the Equity Purchaser reasonable time to comment on the proposed Tag Along Notice in advance of issuance and shall provide the Purchasers with copies of all written notices received from Remaining Shareholders (if any).  Each party hereto shall bear its own costs and expenses in connection with the Tag Along Agreement and the participation of any Remaining Shareholder in the transactions contemplated by this Agreement.  The Seller shall immediately notify the Purchasers if the Seller, the Company or any of their affiliates receives an addendum to the Tag Along Agreement from any person after the date of this Agreement.  The Equity Purchaser shall, assuming the valid and lawful exercise by the Remaining Shareholders of the right to participate in the sale, purchase the number of Shares notified by such Remaining Shareholders pursuant to the terms of the Tag Along Agreement (such Shares, the “Tag Along Shares”).  If either the Closing or in the case of the Second Stage Transfer, the Second Stage Closing, does not occur within 90 days from the end of the Response Period, the Seller shall again comply with the requirements of this Section 5.11 and the Tag Along Agreement, including giving another Tag Along Notice to the Company and the Remaining Shareholders, until such time as the sale and purchase of the TDC Shares is completed within such 90 day period.

SECTION 5.12  Financing.

(a)

The Purchasers shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to obtain the proceeds of the Financing on the terms and conditions described in the Financing Commitments, including to (A) maintain in effect the Financing Commitments, (B) satisfy on a timely basis all conditions applicable to the Purchasers to obtaining the Financing that are within their control (including by consummating the Equity Financing at or prior to the Closing), (C) to the extent not previously entered into, enter into definitive agreements with respect thereto on terms and conditions described in or contemplated by the Financing Commitments and (D) consummate the Financing at or prior to the Closing (including by seeking to enforce their rights under the Roll-Over Commitments against the lenders and other persons providing the Roll-Over Commitments).  The Purchasers shall not agree to or permit any amendment, replacement, supplement or other modification of, or waive any of their rights under, any Financing Commitment or any definitive agreements related to the Financing, in each case, without the Seller’s prior written consent (which consent shall not be unreasonably withheld or delayed), provided that any such amendment, replacement, supplement or other modification to the Roll-Over Commitments (i) does not involve any conditions to funding the Roll-Over that are not contained in, and satisfied on the date of entry into, such amendment, replacement, supplement or other modification to the same extent as the Roll-Over Commitments and (ii) does not prevent, materially impede or materially delay the consummation of the Roll-Over or the transactions contemplated by this Agreement or the Invitel Agreement; and provided that the Purchasers may replace and amend the Roll-Over Commitments solely for the purpose of adding lenders, lead arrangers, book runners, syndication agents or similar entities who had not executed the Roll-Over Commitments as of the date of this Agreement so long as such addition does not prevent, materially impede or materially delay the consummation of the Roll-Over or the transactions contemplated by this Agreement or the Invitel Agreement.  Upon any such amendment, replacement, supplement or modification of the Financing Commitments in accordance with this Section 5.12, the term “Financing Commitments” shall mean the Financing Commitments as so amended, replaced, supplemented or modified.

(b)

The Purchasers shall give the Seller prompt written notice of any material breach by any party of the Financing Commitments of which either of the Purchasers becomes aware or any termination of the Financing Commitments.  The Purchasers shall keep the Seller informed on a reasonably current basis in reasonable detail of the status of their efforts to arrange and consummate the Financing.

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.1  Conditions to Obligations of Each Party.  The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

(a)

no federal, state, local or foreign Law or Order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains or enjoins the consummation of the transactions contemplated by this Agreement; provided, however, that prior to invoking this condition each party agrees to comply with Section 5.7; and

(b)

all required approvals under Foreign Antitrust Laws in the jurisdictions set forth in Annex 6.1(b) applicable to the transactions contemplated by this Agreement shall have been obtained or any applicable waiting period (or extension thereof) shall have been terminated or expired.

SECTION 6.2  Conditions to Obligations of the Purchasers.  The obligations of the Purchasers to consummate the transactions contemplated by this Agreement shall be further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

(a)

the representations and warranties of the Seller set forth in this Agreement (other than the representations and warranties set forth in Section 2.2) shall be true and correct in all material respects as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, then as of such specified date).  The representations and warranties of the Seller set forth in Section 2.2 shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date;

(b)

the Seller shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date;

(c)

the Purchasers shall have received a certificate dated as of the Closing Date signed by a duly authorized officer of the Seller, certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b);

(d)

the Existing Debt Roll-Over Conditions (as set forth in Annex 6.2(d) hereto) shall have been satisfied or waived;

(e)

at the Company Shareholder Meeting, the holders of a majority of the outstanding Shares shall have approved (such approval, the “Company Shareholder Approval”) (i) the Invitel Agreement (with appendices) and consummation of the transactions contemplated by the Invitel Agreement and (ii) the election of the Purchaser Directors to the Board of Directors as alternate directors of the Company, effective as of the date of the Company Shareholder Meeting, following the nomination of such Purchaser Directors by at least a majority of the members of the Board of Directors of the Company holding office immediately prior to the Closing; and

(f)

all conditions to closing under the Invitel Agreement (other than the condition in relation to the Closing of this Agreement) shall have been satisfied or waived (except if the failure of such conditions to be satisfied results from a breach by the Debt Purchaser of any of its representations, warranties, covenants or agreements under the Invitel Agreement).

SECTION 6.3  Conditions to Obligations of the Seller.  The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

(a)

the representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct in all material respects as of such specified date);

(b)

each of the Purchasers shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date;

(c)

the Seller shall have received a certificate dated as of the Closing Date signed by a duly authorized officer of each of the Purchasers, certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b); and

(d)

all conditions to closing under the Invitel Agreement (other than the condition in relation to the Closing of this Agreement) shall have been satisfied or waived in accordance therewith (except if the failure of such conditions to be satisfied results from a breach by the Company of any of its representations, warranties, covenants or agreements under the Invitel Agreement).

SECTION 6.4  Conditions to Obligations of Each Party at Second Stage Closing.  The respective obligations of each party to consummate the Second Stage Transfer shall be subject to no federal, state, local or foreign Law or Order (whether temporary, preliminary or permanent), other than with respect to applicable merger control rules in Serbia, having been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains or enjoins the consummation of the Second Stage Transfer at or prior to the Second Stage Closing Date; provided, however, that, prior to invoking this condition each party agrees to comply with Section 5.7.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1  Termination.  This Agreement shall be automatically terminated upon termination of the Invitel Agreement in accordance with its terms and the Purchasers shall provide written notice to the Seller immediately upon the occurrence of any such termination.  In addition, this Agreement may be terminated at any time prior to the Closing:

(a)

by mutual written consent of the Purchasers and the Seller;

(b)

by the Purchasers or the Seller if any court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become final and nonappealable; or

(c)

by the Purchasers or the Seller if the Closing shall not have occurred on or before December 28, 2009 (the “Termination Date”); provided, however, that if the Closing shall have occurred on or before December 28, 2009 but the Serbian Clearance shall not have been received by such date, the Termination Date shall be extended to March 31, 2010; provided further, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to the party seeking to terminate if any action of such party or the failure of such party to perform any of its obligations under this Agreement required to be performed at or prior to the Closing has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

(d)

by the Purchasers if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Seller contained in this Agreement such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied and, in either such case, such breach is incapable of being cured or, if such breach is capable of being cured, such breach shall not have been cured within 30 days following written notice of such breach by the Purchasers; provided that the Purchasers shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if either Purchaser is then in material breach of any of its covenants or agreements contained in this Agreement;

(e)

by the Seller if there shall have been a breach of any representation, warranty, covenant or agreement on the part of either of the Purchasers contained in this Agreement such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied and, in either such case, such breach is incapable of being cured or, if such breach is capable of being cured, such breach shall not have been cured within 30 days following written notice of such breach from the Seller; provided that the Seller shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement.

SECTION 7.2  Termination Prior to Second Stage Closing.  In the case of the Second Stage Transfer, following the Closing, this Agreement may be terminated at any time prior to the Second Stage Closing by the Equity Purchaser or the Seller if any court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Second Stage Transfer and such order, decree, ruling or other action is or shall have become final and nonappealable.

SECTION 7.3  Effect of Termination.

(a)

In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except with respect to Section 5.5(a), Section 5.5(b), Section 5.8, Section 5.12, this Section 7.3, Section 7.4, Section 7.5, Section 7.6 and Section 7.7 and Article VIII, which shall survive such termination; provided, however, that, nothing herein shall relieve any party from liability for any material breach hereof prior to the termination of this Agreement in accordance with its terms.

(b)

In the event of the termination of this Agreement pursuant to Section 7.2, the provisions of this Agreement in respect of the Second Stage Transfer shall forthwith become void and there shall be no liability or obligation on the part of any party hereto with respect to such provisions; provided, however, that, nothing herein shall relieve any party from liability for any material breach hereof prior to the termination of such provisions in accordance with their terms.  Nothing in this Section 7.3(b) shall affect Section 8.1 to the extent it relates to the Closing.

SECTION 7.4  Resignation of Purchaser Directors.  In the event of a termination of this Agreement pursuant to Section 7.1, the Purchasers shall procure that the Purchaser Directors promptly resign as alternate directors of the Board of Directors of the Company and that the Purchaser Directors waive any right to compensation from the Company.  In the event of a termination of this Agreement pursuant to Section 7.2, the Purchasers shall procure that the two remaining Purchaser Directors acting as alternate directors of the remaining Seller Directors shall promptly resign and that such Purchaser Directors waive any right to compensation from the Company.

SECTION 7.5  Expenses.  Except as otherwise specifically provided herein, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

SECTION 7.6  Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing or in the case of the Second Stage Transfer, prior to the Second Stage Closing to the extent the relevant provision survives the Closing.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 7.7  Waiver.  At any time prior to the Closing or in the case of the Second Stage Transfer, prior to the Second Stage Closing to the extent the relevant provision survives the Closing, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.  The failure or delay of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.1  Non-Survival of Representations, Warranties, Covenants and Agreements.  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Closing, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing (including in the case of the Second Stage Transfer) and (ii) this Article VIII.  In the case of the Second Stage Transfer, none of the covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants and agreements, shall survive the Second Stage Closing, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Second Stage Closing and (ii) this Article VIII.

SECTION 8.2  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)

if to the Purchasers:

(i)

Equity Purchaser

Hungarian Telecom (Netherlands) Cooperatief U.A.

Naritaweg 165 Telestone 8

1043BW Amsterdam,

The Netherlands
Attention:  Carolyn Seeger and Eduard Hendriks
Facsimile:  +31 20 5722 653

(ii)

Debt Purchaser

Hungarian Telecom Finance International Limited

c/o Ogier Fiduciary Services Cayman Limited

89 Nexus Way, Camana Bay

Grand Cayman KY1-9007

Cayman Islands
Attention:  Inderjit Singh
Facsimile:  +1 345 945 6265

with an additional copy (which shall not constitute notice) to:

Shearman & Sterling LLP

Broadgate West

9 Appold Street

London EC2A 2AP

Attention:  George Karafotias

Facsimile:  +44 207 655 5500

(b)

if to the Seller:

TDC A/S

Teglholmsgade 1

0900 Copenhagen C, Denmark

Attention:  General Counsel

Facsimile:  +45 33 11 50 94

With a copy by email to:  mbnie@tdc.dk.

with additional copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

CityPoint

One Ropemaker Street

London, EC2Y 9HU

Attention:  Michael O. Wolfson

Facsimile:  +44 (0)20 7275 6502

SECTION 8.3  Certain Definitions.

(a)

For purposes of this Agreement, the term:

(i)

“affiliate” of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

(ii)

“business day” means any day on which banks are not required or authorized by law to close in New York, New York or in London, England;

(iii)

“control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(iv)

“knowledge” with respect to (x) the Seller means the actual knowledge (after reasonable inquiry) of Morten Bull Nielsen and Henrik Scheinemann and (y) the Purchasers means the actual knowledge (after reasonable inquiry) of Craig Butcher and Nikolaus Bethlen;

(v)

“person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

(vi)

“Regulation S” means Regulation S adopted under the Securities Act;

(vii)

“Securities Act” means the U.S. Securities Act of 1933, as amended;

(viii)

“Serbian Clearance” means clearance of the Commission for the Protection of Competition under the Competition Protection Law (Serbia) 2005.

(ix)

“Settlement” means (a) in the event there is no Second Stage Transfer, the transfer (in the book-entry system of the Danish VP Securities A/S) of the title to all of the TDC Shares from the Seller to the Equity Purchaser, free and clear of any Lien against payment of the Purchase Price, by way of real time gross settlement (RTGS), or (b) in the case of the Second Stage Transfer, the transfer (in the book-entry system of the Danish VP Securities A/S) of the title to (i) the Closing TDC Shares pursuant to the Closing from the Seller to the Equity Purchaser, free and clear of any Lien against payment of the Purchase Price (less the Escrow Amount), by way of RTGS, and (ii) the Second Stage TDC Shares pursuant to the Second Stage Closing from the Seller to the Equity Purchaser or, subject to the Lender Consent, to a person nominated by the Equity Purchaser, free and clear of any Lien against payment of the Escrow Amount, by way of RTGS;

(x)

“Settlement Bank” means Danske Bank A/S, Holmens Kanal 2-12, 1360 Copenhagen K – Denmark; and

(xi)

“subsidiary” or “subsidiaries” means any corporation, partnership, joint venture or other legal entity of which a person owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

(b)

For purposes of this Agreement, the following terms have the meanings given to them in the provisions of this Agreement set forth opposite such terms below:

Term	Section
Actions………………………………..	Section 2.6
affiliate………………………………..	Section 8.3(a)
Agreement…………………………….	Preamble
business day…………………………..	Section 8.3(a)
Cash-Paid Notes Tender Offer………..	Recitals
Closing………………………………...	Section 1.5
Closing Date…………………………..	Section 1.5
Closing TDC Shares…………………..	Section 1.1(b)
Commitment Agreement……………...	Annex 3.7
Company……………………………...	Recitals
Company Shareholder Approval……...	Section 6.2(e)
Company Shareholder Meeting……….	Section 5.4(a)

Confidentiality Agreement……………	Section 5.5(a)
Contract……………………………….	Section 2.5(a)
control…………………………………	Section 8.3(a)
controlled……………………………...	Section 8.3(a)
controlled by…………………………..	Section 8.3(a)
Debt Purchaser………………………..	Preamble
Equity Financing……………………...	Section 3.7(a)
Equity Financing Commitment……….	Section 3.7(a)
Equity Purchaser………………………	Preamble
Escrow Agent…………………………	Section 1.10
Escrow Agreement……………………	Section 1.10
Escrow Amount……………………….	Section 1.10
Exchange Act…………………………	Section 2.5(b)
Financing……………………………...	Section 3.7(a)
Financing Commitments……………...	Section 3.7(a)
Foreign Antitrust Laws………………..	Section 2.5(b)
Governmental Entity………………….	Section 2.5(b)
Fund…………………………………..	Section 3.7(a)
HTCC…………………………………	Recitals
HTCC Sub…………………………….	Recitals
Hungarian Telecom…………………...	Section 3.7(a)
Invitel Agreement……………………..	Recitals
Invitel Documents…………………….	Section 5.2(a)
knowledge…………………………….	Section 8.3(a)
Law…………………………………...	Section 2.5(a)
Lender Consent……………………….	Section 1.1(a)
Lien……………………………………	Section 2.2
Magyar Telecom………………………	Recitals
MEP…………………………………...	Section 3.1
Novation Agreement………………….	Annex 1.6(b)
Order………………………………….	Section 2.5(a)
person…………………………………	Section 8.3(a)
PIK Notes Tender Offer………………	Recitals
PIK Notes Tender Offer Conditions…..	Section 5.2(b)

Purchase Price………………………...	Section 1.3
Purchaser Directors…………………...	Section 5.4(a)
Purchasers…………………………….	Preamble
Put Right Agreements………………...	Section 2.2
Regulation S…………………………..	Section 8.3(a)
Regulatory Requirements……………..	Section 2.5(b)
Roll-Over……………………………...	Section 3.7(a)
Roll-Over Commitments……………...	Section 3.7(a)
Second Stage Closing…………………	Section 1.1(b)
Second Stage Closing Date…………...	Section 1.5
Second Stage TDC Shares…………….	Section 1.1(b)
Second Stage Transfer………………...	Section 1.1(b)
Securities Act…………………………	Section 8.3(a)
Security Trustee……………………….	Annex 1.6(b)
Serbian Clearance……………………..	Section 8.3(a)
Seller…………………………………..	Preamble
Seller Directors………………………..	Section 5.4(b)
Seller Loan……………………………	Recitals
Seller Loan Agreement………………..	Recitals
Seller Loan Purchase Price……………	Section 1.3
Seller Sub……………………………..	Recitals
Settlement…………………………….	Section 8.3(a)
Settlement Bank……………………....	Section 8.3(a)
Shares…………………………………	Recitals
Subordinated Term Loan……………...	Recitals
subsidiaries……………………………	Section 8.3(a)
subsidiary……………………………...	Section 8.3(a)
Share Purchase Price………………….	Section 1.3
Tag Along Agreement………………...	Section 2.2
Tag Along Shares……………………..	Section 5.11
TDC Shares…………………………...	Recitals
Termination Date……………………...	Section 7.1(c)
under common control with…………..	Section 8.3(a)
U.S…………………………………….	Section 2.5(b)

Voting Agreement…………………….	Section 3.7(c)
2004 Notes…………………………….	Recitals
2006 PIK Notes……………………….	Recitals
2006 PIK Notes Indenture…………….	Recitals
2007 Notes…………………………….	Recitals
2007 Notes Price Difference………….	Section 1.4

SECTION 8.4  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 8.5  Entire Agreement; Assignment.  This Agreement (including the Schedules, Exhibits and Annexes hereto), the Invitel Documents and the other documents executed and delivered substantially concurrently herewith and therewith, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties, except that the Purchasers may assign (a) all or any of their respective rights and obligations hereunder to any affiliate of the Purchasers or (b) all and any of their respective rights and interests hereunder to any lender as collateral, in each case after providing written notice thereof to the Seller at least three business days prior to such assignment; provided, however, that no such assignment shall relieve the Purchasers of their respective obligations hereunder.

SECTION 8.6  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 8.7  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

SECTION 8.8  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.9  Counterparts.  This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 8.10  Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Seller or the Purchasers in accordance with their specific terms or were otherwise breached by the Seller or the Purchasers.  It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 7.1 or Section 7.2, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Seller or the Purchasers, as the case may be, and to enforce specifically the terms and provisions of this Agreement against the Seller or the Purchasers, as the case may be, this being in addition to any other remedy to which either such party is entitled at law or in equity.

SECTION 8.11  Jurisdiction.  Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal or state court sitting in The City of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) consents to service being made through the notice procedures set forth in Section 8.2.  Each of the Seller and the Purchasers hereby agrees that service of any process, summons, notice or document by registered mail to the respective addresses set forth in Section 8.2 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

SECTION 8.12  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8.13  Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall not be exclusive.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

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IN WITNESS WHEREOF, the Seller and the Purchasers have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TDC A/S
By:	/s/ Jesper Theill Eriksen
Name: Jesper Theill Eriksen
Title: Senior Executive Vice President and Head of Consumer

By:	/s/ Eva Berneke
Name: Eva Berneke
Title: Senior Executive Vice President and Head of HR and Group Strategy

HUNGARIAN TELECOM (NETHERLANDS) COOPERATIEF U.A.
By:	TRUST INTERNATIONAL MANAGEMENT (T.I.M.) B.V.

	/s/ Eduard Hendriks	/s/ Carolyn Seeger
	Name: Eduard Hendriks	Name: Carolyn Seeger
	Title: Attorney in Fact	Title: Attorney in Fact

By:	EUROPE MANAGEMENT COMPANY B.V.

	/s/ Siti Strijbosch	/s/ Niki van den Berg
	Name: Siti Strijbosch	Name: Niki van den Berg
	Title: Attorney in Fact	Title: Attorney in Fact

HUNGARIAN TELECOM FINANCE INTERNATIONAL LIMITED
By:	/s/ Mark Tanguy
Name: Mark Tanguy
Title: Director

ANNEX A

PIK Notes Tender Offer Conditions

All capitalized terms used shall have the meaning ascribed to them in the PIK Notes Tender Offer Documents.

(1)

the Minimum Acceptance Condition shall have been met;

(2)

the Proposed Transaction (other than the Second Stage Transfer) shall have been completed;

(3)

the Issuer shall have received the Requisite Consents;

(4)

the consummation of the sale of the PIK Loan by the Loan Seller to the Offeror shall have been completed;

(5)

at least €85 million of aggregate principal amount of the Notes shall have been validly tendered and not revoked in the Concurrent Tender Offer;

(6)

the clearing purchase prices for each of the outstanding Notes that are being subject to the Concurrent Tender Offer shall have been within the range of purchase prices set forth by Magyar in the Concurrent Tender Offer;

(7)

the total amount payable by Magyar in the Concurrent Tender Offer shall not have exceeded the amount of total funds available for that purpose as set forth by Magyar in the Concurrent Tender Offer;

(8)

the Bank Consents Condition shall have been met; and

(9)

the Company Shareholder Approval shall have been obtained.

ANNEX B

Cash-Paid Notes Tender Offer Conditions

All capitalized terms used in this Annex B shall have the meaning ascribed to them in the Cash-Paid Notes Tender Offer Documents.

(1)

the Minimum PIK Acceptance Condition shall have been met;

(2)

the Requisite PIK Consents shall have been received;

(3)

the Proposed Transaction (other than the Second Stage Transfer) shall have been completed;

(4)

the Offeror shall have received the Offer Consideration from the Equity Purchaser or an affiliate of the Equity Purchaser;

(5)

the sale of the PIK Loan to the Debt Purchaser shall have been completed;

(6)

at least €85 million of aggregate principal amount of the Notes shall have been validly tendered and not revoked;

(7)

the 2012 Notes Clearing Purchase Price and the 2013 Notes Clearing Purchase Price shall have been within the Purchase Price Range for the 2012 Notes and the 2013 Notes respectively;

(8)

the Offer Consideration shall not have exceeded the amount of Total Offer Funds Available;

(9)

the Bank Consents Condition shall have been met; and

(10)

the Company Shareholder Approval shall have been obtained.

ANNEX 1.6(b)

Seller Loan Transfer Documentation

1.

A consent in accordance with clause 17.2(d) of the Seller Loan whereby BNP Paribas as Senior Facility Agent and Subordinated Facility Agent under the Senior Facilities Agreement and Subordinated Loan Agreement respectively approve the transfer of the Seller Loan from the Seller Sub to the Debt Purchaser.

2.

A release deed relating to an assignment in relation to the Seller Loan dated 4 March 2009 duly executed by BNP Paribas Trust Corporation UK Limited (as security trustee) (the “Security Trustee”) and the Seller Sub.

3.

A novation agreement relating to the Seller Loan duly executed by the Seller Sub, Magyar Telecom, the Debt Purchaser and the Company (the “Novation Agreement”).

4.

A security assignment agreement in relation to the Seller Loan as novated (as contemplated in paragraph 2 above) duly executed by the Debt Purchaser in favor of the Security Trustee.

5.

A deed of accession to the Intercreditor Deed (as defined in the Seller Loan Agreement) to accede to the Intercreditor Deed as a Subordinated Shareholder Creditor (as defined therein).

ANNEX 2

Seller Loan Representations and Warranties

1.

The Seller Sub is the sole legal and beneficial owner of, and has good title to, the Seller Loan free and clear of any Lien, option or other third party right (other than under the Intercreditor Agreement (as defined therein) or pursuant to an assignment dated 4 March 2009 in favour of BNP Paribas Trust Corporation UK Limited (as security trustee) which shall be released on the Closing Date upon the terms and subject to the conditions of the Seller Loan Transfer Documentation).

2.

Upon consummation of the transactions contemplated by this Agreement, the Seller Sub shall convey the Seller Loan to the Debt Purchaser and the Debt Purchaser will own the Seller Loan free and clear of any Lien, option or other third party right (other than under the Intercreditor Agreement or pursuant to any Lien granted by the Debt Purchaser in favour of BNP Paribas Trust Corporation UK Limited (as security trustee)).

3.

The Seller Sub has not made any prior sale, transfer or sub participation of its interest in the Seller Loan.

4.

The Seller has provided to the Debt Purchaser, prior to the date of this Agreement, the Seller Loan Agreement and all security documentation, subordination agreements and material waivers and amendments executed in connection therewith, and all other material documents, consents and certificates in connection therewith in each case currently in effect.

5.

As at the Closing Date the Seller Sub has fulfilled all of its obligations and satisfied all of its liabilities under the Seller Loan Agreement and the Intercreditor Agreement which have fallen due for performance or satisfaction.  The Seller Loan has not been amended and there is no breach or default under any of the Seller Loan Agreement and the Intercreditor Agreement by the Seller Sub or, to the knowledge of the Seller, any other party thereto and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a default thereunder by the Seller Sub or, to the knowledge of the Seller, any other party thereto.

6.

The Seller Sub is a company duly organized and validly existing under the laws of Denmark and has the requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is not in violation of its articles of association, except where any such failure to have such power or authority, or any such violation of its articles of association would not, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement and the Seller Loan Transfer Documentation.

7.

As at the Closing Date:

a.

the Seller Sub shall have all necessary corporate power and authority to execute and deliver the Seller Loan Transfer Documentation, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

b.

the execution, delivery and performance of the Seller Loan Transfer Documentation by the Seller Sub and the consummation by the Seller Sub of the transactions contemplated thereby shall have been duly and validly authorized by all necessary action by the Board of Directors of the Seller Sub, and no other corporate proceedings on the part of the Seller Sub shall be necessary to authorize the execution, delivery and performance of the Seller Loan Transfer Documentation or to consummate the transactions contemplated thereby;

c.

the Seller Loan Transfer Documentation shall have been duly and validly executed and delivered by the Seller Sub and, assuming the due authorization, execution and delivery thereof by the other parties thereto, shall constitute a legal, valid and binding obligation of the Seller Sub enforceable against the Seller Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

d.

the execution, delivery and performance of the Seller Loan Transfer Documentation by the Seller Sub and the consummation of the transactions contemplated thereby by the Seller Sub do not and will not (i) conflict with or violate the articles of association of the Seller Sub, (ii) assuming that all consents, approvals and authorizations contemplated by paragraph (e) below have been obtained, and all filings described in such paragraph have been made, conflict with or violate any Law or Order applicable to the Seller Sub or by which it or any of its properties or assets is bound or (iii) assuming the valid authorization, execution and delivery by other parties thereto, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to the creation of any Lien on the Seller Loan or any of the properties or assets of the Seller Sub under, or any right of termination, cancellation, amendment or acceleration of, any Contract to which the Seller Sub is a party or by which the Seller Sub or any of its properties or assets is bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence which would not, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated under the Seller Loan Transfer Documentation; and

e.

the execution, delivery and performance of the Seller Loan Transfer Documentation by the Seller Sub and the consummation of the transactions contemplated thereby by the Seller Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any U.S. or non-U.S. Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, and state securities, takeover and “blue sky” laws, (ii) the applicable requirements of NASDAQ OMX Copenhagen, VP Securities A/S and the NYSE AMEX Equities Exchange (formerly the American Stock Exchange), (iii) the applicable requirements of Foreign Antitrust Laws, (iv) the Regulatory Requirements and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not prevent, materially delay or materially impede the consummation of the transactions contemplated under the Seller Loan Transfer Documentation.

ANNEX 2.2

Beneficiaries of Put Rights

The following persons have executed a Put Right Agreement:

1.

Vision 10 Limited

2.

Rob Investments Limited

3.

Seahorse Invest Limited and György Zsembery

4.

Evenclock Limited and Zsolt Sárecz

5.

Golden Chest Limited and Ágnes Jagicza

6.

Audlen Holdings Limited and Balázs Fürjes

ANNEX 3.7

Roll-Over Commitments

1.

Voting Agreement

2.

A commitment arrangements letter dated on or about the date of this Agreement, among, inter alios, Hungarian Telecom and certain of the Lenders (as defined therein) (the “Commitment Agreement”)

ANNEX 5.1

Seller Loan Agreement

a.

The parties shall use their reasonable best efforts and shall reasonably cooperate to ensure the due execution and delivery of the Seller Loan Transfer Documentation on or prior to the Closing Date by each other party to such Seller Loan Documentation.

b.

The Debt Purchaser shall execute and deliver a duly completed deed of accession to the Intercreditor Deed (as defined in the Seller Loan Agreement) on the Closing Date to accede as a Subordinated Shareholder Creditor (as defined in the Intercreditor Deed).

c.

The Debt Purchaser shall grant an assignment in relation to the Seller Loan in favour of BNP Paribas Trust Corporation UK Limited (as security trustee) immediately upon the Debt Purchaser purchasing and assuming all of the rights, benefits and obligations of the Seller Sub under the Seller Loan Agreement.

ANNEX 5.3

Obligations in Respect of the Roll-Over

The Seller shall provide, at the Debt Purchaser’s expense, such reasonable assistance as the Debt Purchaser may reasonably request to implement the Roll-Over; provided that the Seller shall not be required to enter into any indemnity or incur any liability in connection with such assistance.

ANNEX 6.1(b)

Certain Approvals Under Foreign Antitrust Laws

Jurisdictions

Austria

ANNEX 6.2(d)

Existing Debt Roll-Over Conditions

a)

Confirmation from the Agent under and as defined in the Senior Facilities Agreement that the “Fourth Supplemental Effective Date” as defined in the fourth supplemental agreement relating to the Senior Facilities Agreement has occurred.

b)

Confirmation from the Agent under and as defined in the Subordinated Loan Agreement that the “Second Supplemental Effective Date” as defined in the second supplemental agreement relating to the Subordinated Loan Agreement has occurred.